EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Zenex International, Inc. the December 31, 2001 and September 30, 2002 financial statements with the Security and Exchange Commission.

/s/ Sutton Robinson Freeman & Co., P.C.
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SUTTON ROBINSON FREEMAN & CO., P.C.

Tulsa, Oklahoma
November 27, 2002.